UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 27, 2006

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 27, 2006, our Board of Directors approved an amendment to our articles of incorporation that eliminates the authorized Series A, C, D, and E preferred stock. No shares of any series of preferred stock are outstanding. Subsequent to the aforementioned elimination, 7,650,000 shares of preferred stock will remain authorized but unissued. Though there were no other amendments to our articles of incorporation, our Board of Directors also approved its restatement (without amendment). Both documents will be filed shortly with the California secretary of state, and if the secretary of state’s office requires us to make any changes to the documents as filed, we will include the documents ‘as filed’ with a future Form 8-K. We do not expect any changes to be substantive. The restated articles of incorporation will permit shareholders and others to view a single document when reviewing Isonics’ corporate charter rather than reviewing nine different filings as is required at the present time.

On March 27, 2006, our Board of Directors also approved a restatement of our Bylaws. The restatement also included no new amendments to the Bylaws.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(a)                                  Not applicable

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits

Exhibit 3.1      Amendment to Articles of Incorporation

Exhibit 3.2      Restated Articles of Incorporation

Exhibit 3.3      Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of March 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer